Exhibit 10.3

GUARANTY AGREEMENT

This GUARANTY AGREEMENT (this “Guaranty Agreement”) is executed as of August 20, 2025, by SUPERIOR ENERGY SERVICES, INC., a Delaware corporation (“Superior”) and QUAIL TOOLS, LLC, an Oklahoma limited liability company (“Quail Tools” and together with Superior, collectively, “Guarantors” and each individually a “Guarantor”), in favor of PD ITS, LLC, a Delaware limited liability company (“Lender”).

INTRODUCTORY PROVISIONS:

A.            Borrower (as defined below) is indebted to Lender pursuant to that certain Seller Note and Security Agreement dated of even date herewith (as modified, amended, renewed, extended, restated or otherwise supplemented from time to time, the “Seller Note”), by and among Borrower, Guarantors and Lender.

B.            It is expressly understood among Borrower, Guarantors, and Lender that the execution and delivery of this Guaranty Agreement is a condition precedent to Lender’s obligation to effectuate the Loan and extend credit under the Seller Note and is an integral part of the transactions contemplated thereby.

C.            Superior is a beneficial owner of an indirect interest in Borrower and Quail Tools is, upon closing of the Quail Acquisition, a wholly-owned subsidiary of Borrower, and the value of the consideration and benefit received and to be received by Guarantors, directly or indirectly, as a result of Lender’s extension of credit to Borrower is a substantial and direct benefit to each Guarantor.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Guarantor hereby guarantees to Lender, jointly and severally, the prompt payment and performance of the Guaranteed Obligations, this Guaranty Agreement being upon the following terms and conditions:

1.            Definitions. Any capitalized term used in this Guaranty Agreement and not otherwise defined herein shall have the meaning ascribed to such term in the Seller Note. In addition, the following terms have the following meanings:

“Borrower” means Covey Holdings, LLC, a Delaware limited liability company, and without limitation, Borrower’s successors and assigns (regardless of whether such successor or assign is formed by or results from any merger, consolidation, conversion, sale or transfer of assets, reorganization, or otherwise) including Borrower as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party hereafter appointed for Borrower or all or substantially all of its assets pursuant to any liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Debtor Relief Laws from time to time in effect.

“Guaranteed Indebtedness” means all (a) “Obligations” as defined in the Seller Note, including, without limitation, any and all pre- and post-maturity interest thereon (including post-petition interest and expenses (including attorneys’ fees), if Borrower is the debtor in a bankruptcy proceeding under the Debtor Relief Laws, whether or not allowed under any Debtor Relief Law), (b) costs and expenses incurred by Lender in connection with the collection and administration of all or any part of the indebtedness and obligations described in clause (a) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including, without limitation, all attorneys’ fees, and (c) renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in clauses (a), and (b) above.

“Guaranteed Obligations” means the Guaranteed Indebtedness and the Guaranteed Performance Obligations.

“Guaranteed Performance Obligations” means all of the obligations of Borrower and Guarantors under the Loan Documents other than an obligation to pay money.

2.            Payment. Each Guarantor hereby unconditionally and irrevocably, and jointly and severally, guarantees to Lender, as a guaranty of payment and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, by lapse of time, by acceleration of maturity, demand or otherwise, and at all times thereafter, of the Guaranteed Indebtedness. This Guaranty Agreement covers the Guaranteed Indebtedness, whether presently outstanding or arising subsequent to the date hereof, including all amounts advanced by Lender in stages or installments. The guaranty of Guarantors as set forth in this Section 2 is a continuing guaranty of payment and not a guaranty of collection. Each Guarantor acknowledges and agrees that such Guarantor may be required to pay and perform the Guaranteed Indebtedness in full without assistance or support from Borrower or any other party (including any other Guarantor). Each Guarantor agrees that if all or any part of the Guaranteed Indebtedness shall not be punctually paid when due, whether on the scheduled payment date, by lapse of time, by acceleration of maturity or otherwise, such Guarantor shall immediately pay the amount due on the Guaranteed Indebtedness to Lender at Lender’s address as set forth in the Seller Note.

3.            Performance. Each Guarantor hereby unconditionally and irrevocably, and jointly and severally, guarantees to Lender the timely performance of the Guaranteed Performance Obligations, and not merely as a guaranty of collection.

4.            Primary Liability of Guarantors.

(a)            This Guaranty Agreement is an absolute, irrevocable and unconditional guaranty of payment and performance. Each Guarantor is and shall be liable for the payment and performance of the Guaranteed Obligations, as set forth in this Guaranty Agreement, as a primary obligor.

(b)            In the event of default in payment or performance of the Guaranteed Obligations, or any part thereof, when such Guaranteed Obligations become due, whether by its terms, by acceleration, or otherwise, each Guarantor shall promptly pay the amount due thereon to Lender without notice or demand of any kind or nature, in lawful money of the United States of America or perform the obligations to be performed hereunder, and it shall not be necessary for Lender in order to enforce such payment and performance by any Guarantor first, or contemporaneously, to institute suit or exhaust remedies against Borrower or any other Person liable on the Guaranteed Obligations, or to enforce any rights, remedies, powers, privileges or benefits of Lender against any collateral or any other security or collateral which shall ever have been given to secure the Guaranteed Obligations.

(c)            Suit may be brought or demand may be made against any Guarantor or any other guaranty in favor of Lender covering all or any part of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of Lender against any Guarantor. Any time that Lender is entitled to exercise its rights or remedies hereunder, Lender may in its sole discretion elect to demand payment and/or performance. If Lender elects to demand performance, then it shall at all times thereafter have the right to also demand payment until all of the Guaranteed Indebtedness has been Paid in Full.

5.            Other Guaranteed Obligations. If any Guarantor becomes liable for any indebtedness owing by Borrower to Lender by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not in any manner be impaired or affected hereby, and the rights and remedies hereunder shall be cumulative of any and all other rights and remedies that Lender may ever have against such Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy by Lender.

6.            Waiver of Subrogation. Notwithstanding anything to the contrary contained herein, until the Guaranteed Obligations and any amounts payable under this Guaranty Agreement have been indefeasibly paid and performed in full, each Guarantor waives to the extent permitted by applicable law any right of subrogation, reimbursement, indemnification or contribution arising from the existence or performance of this Guaranty Agreement or any of the Loan Documents. This waiver is given to induce Lender to make the Loan to Borrower.

7.            Subordinated Debt. All indebtedness, liabilities, and obligations of Borrower to Guarantors (the “Subordinated Debt”) now or hereafter existing, due or to become due to any Guarantor, or held or to be held by any Guarantor, whether created directly or acquired by assignment or otherwise, and whether evidenced by written instrument or not, shall be expressly subordinated to the Guaranteed Obligations. Until such time as the Guaranteed Obligations are paid and performed in full and the Loan Documents have terminated, each Guarantor agrees not to receive or accept any payment from Borrower with respect to the Subordinated Debt at any time an Event of Default exists before or after giving effect thereto; and, in the event any Guarantor receives any payment on the Subordinated Debt in violation of the foregoing, such Guarantor will hold any such payment in trust for Lender and forthwith turn it over to Lender in the form received, to be applied to the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty Agreement.

8.            Obligations Not to be Diminished. Each Guarantor hereby agrees that its obligations under this Guaranty Agreement shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of any Guarantor:  (a) the taking or accepting of collateral as security for any or all of the Guaranteed Obligations or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Obligations; (b) any partial release of the liability of Borrower or the full or partial release of any other guarantor or obligor from liability for any or all of the Guaranteed Obligations; (c) any disability of Borrower, or the dissolution, insolvency, or bankruptcy of Borrower, any other guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Obligations; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Obligations or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Lender to Borrower, Guarantors, or any other party ever liable for any or all of the Guaranteed Obligations; (f) any neglect, delay, omission, failure, or refusal of Lender to take or prosecute any action for the collection of any of the Guaranteed Obligations or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (g) the unenforceability or invalidity of any or all of the Guaranteed Obligations or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (h) any payment by Borrower or any other party to Lender is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Lender is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Obligations; (j) the non-perfection of any security interest or Lien securing any or all of the Guaranteed Obligations; (k) any impairment of any collateral securing any or all of the Guaranteed Obligations; (l)  any change in the corporate, partnership, or limited liability company, as applicable, existence, structure, or ownership of Borrower; or (m) any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower or Guarantors other than Payment in Full or violation of the applicable law by Lender.

9.            Waivers. Each Guarantor waives for the benefit of Lender:  (a) any right to revoke this Guaranty Agreement with respect to future indebtedness; (b) any right to require Lender to do any of the following before Guarantor is obligated to pay the Guaranteed Obligations or before Lender may proceed against Guarantor: (i) sue or exhaust remedies against Borrower or any other guarantors or obligors; (ii) sue on an accrued right of action in respect of any of the Guaranteed Obligations or bring any other action, exercise any other right, or exhaust all other remedies or (iii) enforce rights against Borrower’s assets or any collateral pledged by Borrower to secure the Guaranteed Obligations; (c) any right relating to the timing, manner, or conduct of Lender’s enforcement of rights against Borrower’s assets or any collateral pledged by Borrower to secure the Guaranteed Obligations; (d)  any right to require Lender to proceed first against any collateral before proceeding against any collateral pledged by Guarantors; (e) except as expressly required hereby, promptness, diligence, notice of any default under the Guaranteed Obligations, notice of acceleration or intent to accelerate, demand for payment, notice of acceptance of this Guaranty Agreement, presentment, notice of protest, notice of dishonor, notice of the incurring by Borrower of additional indebtedness, notice of any suit or other action by Lender against Borrower or any other Person, any notice to any Person liable for the obligation which is the subject of the suit or action, and all other notices and demands with respect to the Guaranteed Obligations and this Guaranty Agreement; (f) any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, other than the defense that the Guaranteed Indebtedness has been indefeasibly Paid in Full in cash and any defense related to the violation of applicable law by Lender in its enforcement of its security interest in the Collateral; (g) (i) any principles or provisions of law, statutory, or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement hereof; and (iii) any requirement that Lender protect, secure, perfect or insure any security interest or Lien or any property subject thereto; and (h) each of the foregoing rights or defenses regardless whether they arise under common law, in equity, under contract, by statute, or otherwise.

This Guaranty Agreement shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Indebtedness or any instrument or agreement evidencing any Guaranteed Indebtedness, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Indebtedness which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty Agreement, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

10.          Insolvency. Should any Guarantor become insolvent, or fail to pay its debts generally as they become due, or voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, or become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights and remedies of Lender granted hereunder, then, in any such event, the Guaranteed Obligations shall be, as between such Guarantor and Lender, a fully matured, due, and payable obligation of such Guarantor to Lender (without regard to whether Borrower is then in default under the Seller Note or whether the Obligations, or any part thereof is then due and owing by Borrower to Lender), payable in full by Guarantor to Lender upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.

11.          Termination; Reinstatement. Each Guarantor’s obligations hereunder shall remain in full force and effect until the Guaranteed Indebtedness has been Paid in Full. If at any time any payment of the principal of or interest or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, then such Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

12.          Stay of Acceleration. Should Borrower voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, or become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant), all Guaranteed Indebtedness shall nonetheless be payable by each Guarantor immediately if requested by Lender.

13.          No Fraudulent Transfer. It is the intention of Guarantors and Lender that the amount of the Guaranteed Obligations guaranteed by Guarantors by this Guaranty Agreement shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer, or similar laws applicable to such Guarantor (collectively, “Fraudulent Transfer Laws”). Accordingly, notwithstanding anything to the contrary contained in this Guaranty Agreement or any other agreement or instrument executed in connection with the payment of any of the Guaranteed Obligations, the amount of the Guaranteed Obligations guaranteed by Guarantor by this Guaranty Agreement shall be limited to that amount which after giving effect thereto would not (a) render Guarantor insolvent, (b) result in the fair saleable value of the assets of Guarantor being less than the amount required to pay its debts and other liabilities (including contingent liabilities) as they mature, or (c) leave Guarantor with unreasonably small capital to carry out its business as now conducted and as proposed to be conducted, including its capital needs, as such concepts described in clauses (a), (b) and (c) of this Section 13 are determined under applicable law, if the obligations of Guarantor hereunder would otherwise be set aside, terminated, annulled or avoided for such reason by a court of competent jurisdiction in a proceeding actually pending before such court. For purposes of this Guaranty Agreement, the term “applicable law” means as to any Guarantor each statute, law, ordinance, regulation, order, judgment, injunction or decree of the United States or any state or commonwealth, any municipality, any foreign country, or any territory, possession or governmental authority applicable to such Guarantor. Any analysis of the provisions of this Guaranty Agreement for purposes of Fraudulent Transfer Laws shall take into account the right of contribution against any Other Guarantor (as defined in Section 23) and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

14.          Successors and Assigns. This Guaranty Agreement is for the benefit of Lender and its successors and permitted assigns, and, in the event of an assignment of the Guaranteed Obligations in accordance with the provisions of the Seller Note, or any part thereof, the rights and remedies hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty Agreement is binding on Guarantors and each of their respective successors and permitted assigns; provided that, no Guarantor may assign its obligations under this Guaranty Agreement without obtaining the prior written consent of Lender, and any assignment purported to be made without the prior written consent of Lender shall be null and void.

15.          seller note. EACH Guarantor agrees that Lender may exercise any and all rights granted to it under the SELLER NOTE and the other Loan Documents without affecting the validity or enforceability of this Guaranty Agreement.

16.          Setoff Rights. Lender shall have the right to set off and apply against this Guaranty Agreement or the Guaranteed Obligations or both, at any time and without notice to Guarantors, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Lender to Guarantors whether or not the Guaranteed Obligations are then due and irrespective of whether or not Lender shall have made any demand under this Guaranty Agreement. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

17.          Time of Essence. Time shall be of the essence in this Guaranty Agreement with respect to all of each Guarantor’s obligations hereunder.

18.          Governing Law; Venue; Service of Process. section 11.11 of the seller note is hereby incorporated herein by reference.

19.          Notices. Whenever any notice is required or permitted to be given under the terms of this Guaranty Agreement, the same shall be provided pursuant to and accordance with Section 11.10 of the Seller Note.

20.          Expenses. Section 11.1 of the Seller Note is incorporated herein by reference..

21.          Indemnification and Survival. Section 11.2 of the Seller Note is incorporated herein by reference.

22.          Amendments; Counterparts. This Guaranty Agreement may be amended only by an instrument in writing executed by Guarantors and Lender. This Guaranty Agreement may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original, and all of which taken together shall constitute but one and the same instrument.

23.          Contribution. To the extent that any other Person guarantees the Guaranteed Indebtedness (each such Person is an “Other Guarantor”), and such Other Guarantor shall be required to pay any portion of any Guaranteed Indebtedness exceeding the greater of (a) the amount of the value actually received by such Other Guarantor and its Subsidiaries from the Loan and other Obligations and (b) the amount such Other Guarantor would otherwise have paid if such Other Guarantor had paid the aggregate amount of the Guaranteed Indebtedness (excluding the amount thereof repaid by Borrower) in the same proportion as such Other Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of Guarantor and all Other Guarantors on such date, then Guarantor agrees to reimburse each such Other Guarantor for the amount of such excess, pro rata, based on the respective net worth of each such Other Guarantors on such date.

24.          WAIVER OF JURY TRIAL. THE PARTIES ACKNOWLEDGE THAT THE RIGHT TO A TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT SUCH RIGHT MAY BE WAIVED. LENDER AND EACH GUARANTOR, AFTER CONSULTING (OR HAVING THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY, AND EXPRESSLY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING IN ANY WAY TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE CONDUCT, ACTS OR OMISSIONS OF LENDER OR ANY OBLIGATED PARTY IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 24 .

25.          Limitation on Liability. Neither Lender nor any Affiliate, officer, director, employee, attorney, agent, successor or assign of Lender shall have any liability with respect to any claim for any special, indirect, incidental, or consequential damages (including any claim for loss of profits, revenue or business) suffered or incurred by any Guarantor, however caused and based on any theory of liability, arising out of, or in any way related to, this Guaranty Agreement or any of the other Loan Documents, or the conduct, acts, or omissions of Lender or any of its agents in the negotiation, administration, or enforcement thereof. EACH GUARANTOR HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE LENDER OR ANY OF LENDER’S AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, OR AGENTS FOR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THIS GUARANTY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, THE CONDUCT, ACTS, OR OMISSIONS OF LENDER OR ANY OF ITS AGENTS IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT OF THIS GUARANTY AGREEMENT OR ANY OF THE LOAN DOCUMENTS.

26.          FINAL AGREEMENT. THIS GUARANTY AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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Signature Pages Follow]

EXECUTED as of the first date herein set forth.

GUARANTORS:

Superior Energy Services, Inc.

By:	/s/ Kyle O’Neill
	Print:	Kyle O’Neill
	Title:	Chief Financial Officer

QUAIL TOOLS, LLC

By:	/s/ Kyle O’Neill
	Print:	Kyle O’Neill
	Title:	President

Signature Page to
Guaranty Agreement